Exhibit 99.2

CONTACT:
Barry H. Bass
Chief Financial Officer
(301) 986-9200
bbass@first-potomac.com

First Potomac Realty Trust
7200 Wisconsin Avenue
Suite 310
Bethesda, MD 20814
www.first-potomac.com

FOR IMMEDIATE RELEASE

FIRST POTOMAC REALTY TRUST REPORTS
STRONG THIRD QUARTER RESULTS

Highlights:

•	Reports FFO at high end of guidance — $0.29 per diluted share

•	Same-property NOI increases 4.6% over prior-year quarter

•	Completes 1.5 million square feet of third quarter acquisitions totaling $133 million

•	Total portfolio occupancy reaches 94%

•	Declares third quarter dividend of $0.23 per share

•	Issues 2005 FFO guidance of $1.65 to $1.75 per share

BETHESDA, MD (November 3, 2004) – First Potomac Realty Trust (NYSE: FPO), a real estate investment trust that acquires and operates industrial and flex properties in the Washington, D.C. metropolitan area and other major markets in Virginia and Maryland, reported results for the three and nine months ended September 30, 2004.

The net income for the Company for the third quarter of 2004 was $0.7 million, or $0.05 per diluted share, compared with a net loss of $1.6 million for the First Potomac Predecessor for the prior-year period. For the three months ended September 30, 2004, the Company’s funds from operations were $4.6 million, or $0.29 per diluted share, compared with $2.6 million, or $0.25 per diluted share, in the second quarter. The Company’s funds from operations increased primarily due to improved results from its existing portfolio and recent accretive acquisitions.

The net income for the Company for the first nine months of 2004 was $0.4 million, or $0.04 per diluted share, compared with a net loss of $3.8 million for the First Potomac Predecessor for the prior-year period. For the first nine months of 2004, the Company’s funds from operations were $9.6 million, or $0.79 per diluted share.

The Company’s total portfolio was 94% leased at the end of the quarter, compared with 91% leased at the end of the second quarter. After accounting for the potential sale of the Company’s Ammendale Road property, which is currently under contract, portfolio occupancy would increase to 95%. A breakout of the Company’s assets as well as additional information regarding the Company’s results of operations can be found in the Company’s Third Quarter 2004 Supplemental Financial Report, which is posted on the Company’s website (www.first-potomac.com).

Douglas J. Donatelli, chief executive officer of First Potomac Realty Trust, stated, “We are pleased to report financial results at the high end of our expectations for the quarter. We were able to combine strong leasing with an active, accretive acquisition program to generate continued improvement in earnings, same-property

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NOI and occupancy. The third quarter results are indicative of the strength of our existing portfolio and the growth potential of our business plan.

“The economic trends in our markets continue to create opportunities for both our acquisition and leasing teams. The $133 million in acquisitions completed in the third quarter and the $92 million completed or under contract so far in the fourth quarter demonstrate our ability to capitalize on this favorable environment. Our ability to sign 150,000 square feet of leases during the quarter, increasing our occupancy to 94%, provides another indication of the strength of our markets.”

Mr. Donatelli concluded, “Reflecting on our first twelve months as a public company, we have exceeded the high expectations we set for ourselves. We have more than doubled the size of our portfolio through our disciplined and accretive acquisition strategy. We have also assembled an excellent team to help us execute our strategy. In summary, this has been a great first year for our Company and our shareholders, and we look forward to continued success in the years to come.”

Acquisitions

Suburban Maryland Portfolio – On July 16, 2004, the Company acquired a 14-property, 1.4-million-square-foot portfolio concentrated in the Maryland suburbs of Washington, D.C. for total consideration of $123 million. The portfolio is comprised primarily of industrial and flex properties and was 94% leased at acquisition. The acquisition was financed, in part, by the assumption of a $77.4 million fixed-rate first mortgage loan (fair valued at $81 million), collateralized by all of the properties in the portfolio. The loan bears interest at 6.7% and matures in September 2008. The remaining balance of the purchase price was funded by proceeds from the Company’s June follow-on offering. The acquisition is expected to generate first year net operating income of $11.1 million, representing a 9.0% return on the purchase price.

Airpark Place, Gaithersburg, Maryland – On August 5, 2004, the Company acquired a three-building, 82,000-square-foot flex/warehouse property in Gaithersburg, Maryland for $9.8 million. The property was 95% leased to 23 tenants at acquisition. The acquisition was financed with proceeds raised from the Company’s June follow-on offering. The acquisition is expected to generate a first year return of approximately 8.5% on the purchase price.

15395 John Marshall Highway, Haymarket, Virginia – On October 22, 2004, the Company acquired a 124,000-square-foot industrial flex property in Haymarket, Virginia, for $10.8 million. The property is 100% leased to one tenant. The acquisition was financed with proceeds raised from the Company’s June follow-on offering and borrowings under its revolving line of credit. The acquisition is expected to generate a first year return of approximately 10.3% on the purchase price.

Norfolk Commerce Park II (5301 Robin Hood Road, Norfolk, Virginia) and Crossways II (1400 Crossways Boulevard, Chesapeake, Virginia) – On October 22, 2004, the Company acquired two properties for $18.5 million. The Norfolk Commerce Park II building contains 128,000 square feet. The property was 93.7% leased to seven tenants. The Crossways II building contains 85,000 square feet. The property was 100% leased to five tenants. The properties were financed with proceeds raised from the Company’s June follow-on offering and the assumption of a $7.6 million fixed-rate mortgage loan collateralized by Norfolk Commerce Park II. The loan bears interest at 6.9% and matures on August 7, 2008. The acquisition is expected to generate a first year return of approximately 10.0% on the purchase price.

Dispositions

The Company announced that it had reached a definitive agreement to sell its Ammendale Road property in Beltsville, Maryland, for approximately $8.5 million. As a result, operating results for that asset are reflected as Discontinued Operations on the Company’s Consolidated and Combined Statement of Operations. The disposition is expected to be completed by December 31, 2004, subject to customary due diligence and closing conditions.

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Financial Structure

At September 30, 2004, the Company’s debt to total market capitalization ratio was 39.6% based upon the Company’s closing stock price of $20.66. The interest coverage ratio for the quarter was 2.3 times and the fixed charge coverage ratio was 2.0 times compared with 2.2 and 1.9 times, respectively, for the second quarter ended June 30, 2004.

Of the $210.5 million of debt outstanding at September 30, 2004, $185 million was fixed-rate debt with a weighted average interest rate of 6.2% and a weighted average maturity of 4.7 years. The balance, or $25.5 million, was floating rate debt with a weighted average interest rate of 3.8% and a weighted average maturity of 1.8 years. There were no outstanding borrowings on the Company’s revolving line of credit as of September 30, 2004.

Dividends

On October 19, 2004, the Company declared a dividend of $0.23 per common share for the Company’s third quarter ended September 30, 2004. The dividend is payable on November 10, 2004, to shareholders of record on October 29, 2004. The amount represented the third consecutive increase in the Company’s quarterly dividend.

Earnings and FFO Guidance

The Company issued guidance on funds from operations of $0.34 to $0.36 per diluted share and net income of $0.05 to $0.07 per diluted share for the fourth quarter ending December 31, 2004, and funds from operations of $1.65 to $1.75 per diluted share and net income of $0.XX and $0.XX per diluted share for 2005. The following presents a reconciliation of net income per fully diluted share to funds from operations per fully diluted share:

Guidance Range for Fourth Quarter 2004	Low Range	High Range
Earnings per diluted share	$0.05	$0.07
Real estate depreciation and amortization	0.29	0.29
Minority interest	0.00	0.00

Funds from operations	$0.34	$0.36

Guidance Range for 2005	Low Range	High Range
Earnings per diluted share	$0.27	$0.32
Real estate depreciation and amortization	1.35	1.40
Minority interest	0.03	0.03

Funds from operations	$1.65	$1.75

Barry H. Bass, the Company’s chief financial officer, commented, “Our ability to effectively deploy capital into new acquisitions and the continued strengthening of our markets have allowed us to sequentially increase our FFO per share in each of our four quarters as a public company. We now have an excellent portfolio of assets that we expect will continue to generate solid, and increasing, returns to our shareholders that will continue to be enhanced by additional accretive acquisitions.

“We are currently negotiating the terms of a new unsecured line of credit that would replace our existing secured facility. It should be noted that our fourth quarter guidance does not include the potential impact from the cancellation of our current facility, which would result in our writing off approximately $650,000, or $0.04 per diluted share, in deferred financing costs associated with the secured facility. We expect the

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additional costs that we will incur to establish the unsecured facility to be minimal, however, and an unsecured facility will provide us with significantly more flexibility.”

Investor Conference Call and Webcast

First Potomac Realty Trust will host a conference call on Thursday, November 4, 2004, at 11:00 a.m. EST to discuss third quarter results. The number to call for this interactive teleconference is (617) 847-8703. A replay of the conference call will be available through November 11, 2004, by dialing (617) 801-6888 and entering the confirmation number, 42032004.

The Company will also provide an online Web simulcast and rebroadcast of its 2004 third quarter conference call. The live broadcast of the call can be accessed from the Investor Info page of First Potomac’s web site, www.first-potomac.com, as well as www.streetevents.com and www.fulldisclosure.com on November 4, 2004, beginning at 11:00 a.m. EDT. The online replay will follow shortly after the call and continue for 90 days.

About First Potomac Realty Trust

First Potomac Realty Trust is a self-administered, self-managed real estate investment trust that acquires and operates industrial and flex properties in the Washington, D.C. metropolitan area and other major markets in Virginia and Maryland. The Company owns a 74-building portfolio totaling approximately 4.9 million square feet. The Company’s largest tenant is the U.S. Government, which leases approximately 687,000 square feet in the Company’s properties under 23 leases.

Non-GAAP Financial Measures

Funds from Operations – Funds from operations (“FFO”) represents net income (loss) before minority interest (computed in accordance with generally accepted accounting principles), including gains (or losses) from debt restructuring and excluding any gains or losses on the sale of property, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company considers funds from operations a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful additional indication of its performance. The Company also considers funds from operations an appropriate supplemental performance measure given its wide use by investors and analysts. The Company computes funds from operations in accordance with standards established by the Board of Governors of NAREIT in it’s March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating funds from operations utilized by other equity real estate investment trusts (“REITs”) and, accordingly, may not be comparable to such other REITs. Further, funds from operations does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Funds from operations should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity. The Company’s funds from operations calculations are reconciled to net income in the Company’s Consolidated Statement of Operations included in this release.

NOI –The Company defines net operating income (“NOI”) as operating revenues (rental income, tenant reimbursements, and other income) less property and related expenses (property expenses, real estate taxes, and insurance). Management believes that NOI is a useful supplemental measure of the Company’s operating performance because it excludes general and administrative expenses, interest expense and depreciation and amortization thereby providing a performance measure of the revenues and expenses directly associated with

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owning and operating commercial real estate properties, and provides a prospective not immediately apparent from net income. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs. The Company’s NOI calculations are reconciled to total revenue and total operating expenses at the end of this release.

Same-Property NOI – The Company defines same-property NOI as NOI for the Company’s properties wholly owned during the entirety of the periods reported. The Company’s same-property NOI calculations are reconciled to NOI at the end of this release.

Forward Looking Statements

The forward-looking statements contained in this press release are subject to various risks and uncertainties. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from the Company’s expectations include changes in general or regional economic conditions; the Company’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; the Company’s ability to complete acquisitions on acceptable terms; and other risks detailed in the Company’s Annual Report on Form 10-K and described from time to time in the Company’s filings with the SEC. Many of these factors are beyond the Company’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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FIRST POTOMAC REALTY TRUST
AND FIRST POTOMAC PREDECESSOR
Consolidated and Combined Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Revenues:
Rental	$10,556,176	$3,178,937	$24,240,006	$10,582,122
Tenant reimbursements and other	1,626,363	757,708	3,665,784	2,184,915

Total revenue	12,182,539	3,936,645	27,905,790	12,767,037
Operating expenses:
Property operating	2,424,329	652,930	5,479,230	1,702,376
Real estate taxes and insurance	1,122,437	252,900	2,585,263	1,040,829
General and administrative	951,689	754,504	2,843,445	1,975,526
Depreciation and amortization	3,811,330	1,197,691	8,961,169	3,385,018

Total operating expenses	8,309,785	2,858,025	19,869,107	8,103,749
Operating income	3,872,754	1,078,620	8,036,683	4,663,288
Other expenses (income):
Interest expense	3,327,609	2,920,748	7,844,370	8,660,356
Interest and other income	(107,749)	8,540	(171,880)	(37,610)
Equity in earnings (loss) of investees	—	(201,097)	—	64,069

Total other expenses	3,219,860	2,728,191	7,672,490	8,686,815
Income (loss) from continuing operations before minority interests	652,894	(1,649,571)	364,193	(4,023,527)
Minority interests	(66,806)	59,009	(34,374)	205,541

Income (loss) from continuing operations	586,088	(1,590,562)	329,819	(3,817,986)
Income from discontinued operations	71,073	—	98,866	—

Net Income (loss)	657,161	(1,590,562)	428,685	(3,817,986)

Depreciation and amortization	3,811,330		8,961,169
Discontinued operations depreciation and amortization	50,658		180,240
Minority interests	66,806		34,374

Funds from operations (FFO)	$4,585,955		$9,604,468

Basic and diluted net income per share:
Continuing operations	$0.04		$0.03
Discontinued operations	0.01		0.01

Net income	$0.05		$0.04
Weighted average common shares
outstanding – basic	14,154,000		10,648,599
Weighted average common shares
outstanding – diluted	14,283,720		10,768,305
FFO per share – basic	$0.29		$0.80
Weighted average common shares and units outstanding – basic FFO	15,550,523		12,045,122
FFO per share – diluted	$0.29		$0.79
Weighted average common shares and units outstanding – diluted FFO	15,680,243		12,164,828

Basis of presentation:

The unaudited Condensed and Consolidated Combined Statement of Operations of First Potomac Predecessor for the three and nine months ended September 30, 2003, are based on the Combined Historical Statements of Operations of the First Potomac Predecessor, the designation for the entities comprising our historical operations prior to October 28, 2003. The historical operations include the activities of First Potomac Realty Investment Limited Partnership (our operating partnership), First Potomac Realty Investment Trust, Inc. (the predecessor general partner of our operating partnership) and First Potomac Management, Inc. Further information regarding the Company’s historical operations, organizational structure and formation transactions is discussed in detail in First Potomac Realty Trust’s Annual Report on Form 10-K for the year ended December 31, 2003.

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FIRST POTOMAC REALTY TRUST
Consolidated Balance Sheets

	September 30, 2004	December 31, 2003
	(Unaudited)
Assets:
Rental property, net	$359,524,453	$208,334,677
Assets held for sale	6,203,274	—
Cash and cash equivalents	20,206,033	16,307,508
Escrows and reserves	5,203,815	3,422,473
Accounts and other receivables, net of
allowance for doubtful accounts of $78,505
and $144,711, respectively	1,446,364	575,362
Accrued straight-line rents, net of allowance
for doubtful accounts of
$4,674 and $0, respectively	2,126,200	1,805,679
Deferred costs, net	3,763,572	3,205,534
Prepaid expenses and other assets	2,614,819	773,040
Intangible assets, net	18,905,125	9,723,735

Total assets	$419,993,655	$244,148,008

Liabilities:
Accounts payable and accrued expenses	$3,076,526	$1,525,992
Accrued interest	702,540	151,861
Rents received in advance	1,509,452	801,640
Tenant security deposits	2,466,673	1,025,645
Mortgage loans	210,483,938	127,840,126
Deferred market rent	3,776,863	803,428

Total liabilities	222,015,992	132,148,692
Minority interest	19,189,586	19,866,928
Shareholders’ equity:
Common stock, $0.001 par value, 100,000,000
shares authorized: 14,154,000 and 8,634,000
shares issued and outstanding respectively	14,154	8,634
Additional paid-in capital	209,309,652	117,525,629
Deficit	(30,535,729)	(25,401,875)

Total shareholders’ equity	178,788,077	92,132,388

Total liabilities and shareholders’ equity	$419,993,655	$244,148,008

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FIRST POTOMAC REALTY TRUST
Net Operating Income (NOI)
Same-Property Analysis
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	FIRST POTOMAC	FIRST POTOMAC	FIRST POTOMAC	FIRST POTOMAC
	REALTY TRUST	PREDECESSOR	REALTY TRUST	PREDECESSOR
	2004	2003	2004	2003
Total revenue	$12,182,539	$3,936,645	$27,905,790	$12,767,037
Property operating expenses	2,424,329	652,930	5,479,230	1,702,376
Real estate taxes and insurance	1,122,437	252,900	2,585,263	1,040,829

NOI	8,635,773	3,030,815	19,841,297	10,023,832
Less: Non same-property NOI	(5,688,420)	(212,777)	(10,957,455)	(1,490,946)

Same-property(1) NOI – accrual
basis	2,947,353	2,818,038	8,883,842	8,532,886
Straight-line revenue, net	(44,981)	(10,284)	(74,853)	(40,828)
Deferred market rental revenue	(10,315)	—	(28,223)	—

Same-property NOI – cash basis	$2,892,057	$2,807,754	$8,780,766	$8,492,058

(1) Same properties for the periods compared include Plaza 500, Van Buren Business Park, 6600 Business Parkway, 13129 Airpark Road, 4200 and 4212 Technology Court, Newington Business Park Center, Crossways Commerce Center I, Crossways Commerce Center II and the Coast Guard Building.

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